EXHIBIT 35.1.1

1123 – Servicer Compliance Statement
2007 SEC Listed Transactions

I, Herb Gover, Executive Vice President North American Consumer Asset Operations, certify that:

(a) A review of CitiMortgage, Inc. (the “Servicer”) activities during the 12 month period ending December 31, 2007 (“Reporting Period”) and of its performance under the applicable servicing agreement as identified on Schedule A has been made under my supervision.

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.

February 22, 2008

By:      /s/ Herb Gover
Name:      Herb Gover
Title:        Executive Vice President, North American Consumer Asset Operations

Schedule A
SEC Listed Transactions

Security	Investor Code	Primary Servicer	Master Servicer	Trust Administrator
BAFC 2007-03	9086	X
BAFC 2007-04	9088	X
BAFC 2007-6	-		X
BAFC 2007-7	9091	X
Bayview 2007-A	9085	X
Bayview 2007-B	9090	X
CMALT 2007-A1	9221-9226	X		X
CMALT 2007-A2	9241-9246	X		X
CMALT 2007-A3	9247-9252	X		X
CMALT 2007-A4	9253-9258	X		X
CMALT 2007-A5	9274-9279	X		X
CMALT 2007-A6	9288-9293	X		X
CMALT 2007-A7	9301-9310	X		X
CMALT 2007-A8	9326-9329	X		X
CMLTI 2007-10	9063-8	X	X	X
CMLTI 2007-2	-		X	X
CMLTI 2007-6	9063-6	X	X	X
CMLTI 2007-AR1	9063-5	X	X	X
CMLTI 2007-AR4	-		X	X
CMLTI 2007-AR5	-		X	X
CMLTI 2007-AR7	9063-7	X	X	X
CMLTI 2007-AR8	-		X	X
CMSI 2007-1	9227-9232	X		X
CMSI 2007-2	9233-9240	X		X
CMSI 2007-3	9259-9266	X		X
CMSI 2007-4	9267-9273	X		X
CMSI 2007-5	9280-9287	X		X
CMSI 2007-6	9294-9300	X		X
CMSI 2007-7	9311-9318	X		X
CMSI 2007-8	9319-9325	X		X
CMSI 2007-9	9330-9335	X		X
CRMSI 2007-01	60040	X		X
CRMSI 2007-02	60050	X		X
CSMC 2007-1	60368	X
CSMC 2007-2	60369	X
CSMC 2007-6	9094	X
CSMC 2007-7	9098	X
HALO 2007-1	-		X
HALO 2007-AR1	-		X
HALO 2007-WF1	-		X
HASCO 2007-OPT1	-		X
MALT 2007-1	9077	X
MANA 2007-A1	9078	X
MANA 2007-A2	9082	X
MANA 2007-A3	9084	X
MANA 2007-F1	9081	X
MASTR 2007-1	9096	X
MLMBS 2007-1	60366	X
MLMBS 2007-1	60055	X
RWMT 2007-1	60273	X
SEMT 2007-2	60273	X
SEMT 2007-2	60371	X
Sequoia 2007-1	60370	X
SLC Student Loan Trust 2007-1	-			X
SLC Student Loan Trust 2007-2	-			X